UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 17, 2018

Verastem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35403	27-3269467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 — Entry into a Material Definitive Agreement.

On October 17, 2018, Verastem, Inc. (the “Company”) closed its previously announced registered direct public offering of $150 million aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2048 (the “Notes”). The offering was made pursuant to a registration statement on Form S-3 (No. 333-226322), which was filed with the Securities and Exchange Commission (the “SEC”) as part of an effective shelf registration statement (the “Registration Statement”) on July 24, 2018, as supplemented by a preliminary prospectus supplement filed with the SEC on October 11, 2018, and a final prospectus supplement, dated October 11, 2018.

The Notes are governed by the terms of a base indenture for senior debt securities (the “Base Indenture”), as supplemented by the first supplemental indenture thereto (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), each dated as of October 17, 2018, by and between the Company and Wilmington Trust, National Association, as trustee. The Notes are the senior unsecured obligations of the Company and bear interest at a rate of 5.00% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2019. The Notes will mature on November 1, 2048, unless earlier repurchased, redeemed or converted in accordance with their terms.

Subject to the terms of the Indenture, the Notes are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), together, if applicable, with cash in lieu of any fractional share, at an initial conversion rate of 139.5771 shares of Common Stock per $1,000 principal amount of the Notes, which corresponds to an initial conversion price of approximately $7.16 per share of Common Stock and represents a conversion premium of approximately 15.0% above the last reported sale price of the Common Stock of $6.23 per share on October 11, 2018.  Upon conversion, converting noteholders will be entitled to receive accrued interest on their converted Notes.  To the extent the Company has insufficient authorized but unissued shares to settle conversions in shares of Common Stock, the Company will settle the deficiency in cash.

The Company will have the right, exercisable at its option, to cause all Notes then outstanding to be converted automatically if the “Daily VWAP” (as defined in the Indenture) per share of the Common Stock equals or exceeds 130% of the conversion price on each of at least 20 “VWAP Trading Days” (as defined in the Indenture), whether or not consecutive, during any 30 consecutive VWAP Trading Day period commencing on or after the date the Company first issued the Notes.

The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends and payment of cash dividends, but will not be adjusted for any accrued and unpaid interest.

Prior to November 1, 2022, the Company will not have the right to redeem the Notes. On or after November 1, 2022, the Company may elect to redeem the Notes, in whole or in part, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any.

Unless the Company has previously called all outstanding Notes for redemption, the Notes will be subject to repurchase by the Company at the holders’ option on each of November 1, 2023, November 1, 2028, November 1, 2033, November 1, 2038 and November 1, 2043 (or, if any such date is not a business day, on the next business day) at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any.

If a “Fundamental Change” (as defined in the Indenture) occurs at any time, subject to certain conditions, holders may require the Company to purchase all or any portion of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture).  If a “Make-Whole Fundamental Change” (as defined in the Indenture) occurs on or before November 1, 2022 and a holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, such holder may be entitled to an increase in the conversion rate in certain circumstances as set forth in the Indenture.

The Notes are the Company’s senior, unsecured obligations and will be senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with the Company’s existing and future indebtedness that is not so subordinated, and effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.  The Notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or certain of its subsidiaries after which the Notes become automatically due and payable.

The foregoing summary of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture, and the form of 5.00% Convertible Senior Note due 2048 included in the Supplemental Indenture, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

ITEM 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of October 17, 2018, by and between the Company and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of October 17, 2018, by and between the Company and Wilmington Trust, National Association.

4.3	Form of 5.00% Convertible Senior Note due 2048 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2018	VERASTEM, INC.

	By:	/s/ Sean C. Flynn
	Name:	Sean C. Flynn
	Title:	Vice President, General Counsel and Secretary